Exhibit 21

SUBSIDIARIES OF BALL CORPORATION (1)

December 31, 2006
The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation)

Name	State or Country of Incorporation or Organization	Percentage Ownership(2)

•Ball Packaging Corp.	Colorado	100%
•Ball Asia Services Limited	Delaware	100%
•Ball Capital Corp. II	Delaware	100%
•Ball Metal Beverage Container Corp.	Colorado	100%
•Latas de Aluminio Ball, Inc.	Delaware	100%
•Metal Packaging International, Inc.	Colorado	100%
•Ball Asia Pacific Limited (formerly M.C. Packaging (Hong Kong) Limited)	Hong Kong	97%
•Ball Asia Pacific Beijing Metal Container Limited	PRC	100%
•Greater China Trading Ltd.	Cayman Islands	100%
•Hemei Containers (Tianjin) Co. Ltd.	PRC	70%
•Ball Asia Pacific Hubei Metal Container Limited	PRC	96%
•MCP Beverage Packaging Limited	Hong Kong	100%
•Ball Asia Pacific Shenzhen Metal Container Limited	PRC	100%
•Zhongfu (Taicang) Plastics Products Co. Ltd.	PRC	70%
•Ball Pan-European Holdings, Inc.	Delaware	100%
•Ball Delaware Holdings, LLC	Delaware	100%
•Ball Delaware Holdings S.C.S.	Luxembourg	100%
•Ball European Holdings S.a.r.l.	Luxembourg	100%
•Ball (Luxembourg) Finance S.a.r.l.	Luxembourg	100%
•Ball Investment Holdings S.a.r.l.	Luxembourg	100%
•Ball (UK) Holdings, Ltd.	England	100%
•Ball Europe Ltd.	England	100%
•Ball Company Ltd.	England	100%
•Ball Packaging Europe UK Ltd.	England	100%
•Ball Packaging Europe Managing GmbH	Germany	100%
•Ball Packaging Europe Holding GmbH & Co. KG	Germany	100%
•Ball Packaging Europe GmbH	Germany	100%
•Ball Packaging Europe Beteiligungs GmbH	Germany	100%
•Ball Packaging Europe Radomsko Sp.z o.o.	Poland	100%
•Recan Organizacje Odzysku S.A.	Poland	100%
•recan GmbH	Germany	100%
•Ball Packaging Europe Vorrats GmbH	Germany	100%
•Ball Packaging Europe Belgrade d.o.o.	Serbia	100%
•Ball Packaging Europe Handelsges mbH	Austria	100%
•Ball (France) Holdings, S.A.S.	France	100%
•Ball (France) Investment Holdings, S.A.S.	France	100%
•Ball Packaging Europe Bierne, S.A.S.	France	100%
•Ball Packaging Europe La Ciotat, S.A.S.	France	100%
•Ball Packaging Europe Holding B.V.	Netherlands	100%
•Ball Packaging Europe Oss B.V.	Netherlands	100%
•Recan B.V.	Netherlands	100%
•Ball Packaging Europe Trading Sp.z o.o.	Poland	100%

Exhibit 21 (continued)

Name	State or Country of Incorporation or Organization	Percentage Ownership(2)

•Ball Metal Food Container Corp.	Delaware	100%
•Ball Metal Food Container, LLC	Delaware	100%
•Ball Aerosol and Specialty Container Holding Corporation	Delaware	100%
•Ball Aerosol and Specialty Container Inc.	Delaware	100%
•USC May Verpackungen Holding Inc.	Delaware	100%
•Formametal S.A.	Argentina	100%
•Litografica San Luis S.A.	Argentina	100%
•Seghimet S.A.	Argentina	100%
•Ball Metal Packaging Sales Corp.	Colorado	100%
•Ball Plastic Container Corp.	Colorado	100%
•Ball Aerospace & Technologies Corp.	Delaware	100%
•Ball Solutions Group	Australia	100%
•Ball Products Solutions PTY LTD	Australia	100%
•Ball Services Solutions PTY LTD	Australia	100%
•Ball Systems Solutions PTY LTD	Australia	100%
•Ball Technology Services Corporation	California	100%
•Ball North America Corp.	Canada	100%
•Ball Atlantic Enterprises, Inc.	Canada	100%
•Ball Nova Scotia Holdings LLP	Canada	100%
•Ball Packaging Products Canada Corp.	Canada	100%
•Ball Canada Plastic Container Corp.	Canada	100%

The following is a list of affiliates of Ball Corporation included in the financial statements under the equity or cost accounting methods:

•Rocky Mountain Metal Container, LLC	Colorado	50%
•DigitalGlobe, Inc.	Delaware	6%
•Lam Soon-Ball Yamamura	Taiwan	8%
•Latapack-Ball Embalagens Ltda.	Brazil	50%
•Sanshui Jianlibao FTB Packaging Limited	PRC	35%
•Thai Beverage Can Ltd.	Thailand	7%

(1) In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Regulation S-X, Rule 1-02(w).
(2) Represents the Registrant’s direct and/or indirect ownership in each of the subsidiaries’ voting capital share.